                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEUDLE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant (X)

Filed by a party other than the registrant (  )

Check the appropriate box:



(  )  Preliminary proxy statement
                                     (  )  Confidential, for Use of the
                                           Commission Only
(X)   Definitive proxy statement           (as permitted by Rule 12a-6(e) (2)

(  )  Definitive additional materials

(  )  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            CB FINANCIAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 KAREN R. GAMIN
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRAR)

Payment of filing fee (Check the appropriate box)

(X) $125 per Exchange Act Rule 0-11 (c) (1) (ii), 14a-6 (i) (1), or 14a-6 (i)
(2) or Item 22 (a) (2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 124a-6 (i) (3).

(  ) Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

(  ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid:

     2) Form, schedule or registration statement to:

     3) Filing party:

     4) Date filed:

                    [CB FINANCIAL CORPORATION LETTERHEAD]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 15, 1996



        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CB Financial Corporation ("Company") will be held at The Country Club of Jackson, 3135 Horton Road, Jackson, Michigan on Monday, April 15, 1996 at 3:00 p.m., Eastern Time, for the following purposes:

     1. To elect two directors of the Company to serve until the 1999 Annual Meeting of Shareholders;

     2. To ratify the appointment of Arthur Andersen LLP to audit the books and accounts of the Company for the year ending December 31, 1996; and

     3. To transact such other business as may properly come before the meeting or adjournment thereof.

The above matters are more fully described in the accompanying Proxy Statement.

     Shareholders of record at the close of business on February 28, 1996 are entitled to notice of, and to vote at, the Annual Meeting. You are invited to attend. However, even if you do expect to be present at the meeting, please execute and return the enclosed proxy which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person if you attend. Please sign exactly as your name appears on the proxy. When signing as attorney, personal representative, administrator, trustee or
guardian, please give your full title as such.   A proxy executed by a
corporation should be signed in its corporate name by an authorized officer.


                                       By Order of the Board of Directors,



                                       /s/ KAREN R. GAMIN
                                       KAREN R. GAMIN, Corporate Secretary


Jackson, Michigan
March 15, 1996




IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. ACCORDINGLY, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                            CB FINANCIAL CORPORATION
                               ONE JACKSON SQUARE
                            JACKSON, MICHIGAN  49201
                                 (517) 788-2701

                                PROXY STATEMENT
                    ANNUAL MEETING TO BE HELD APRIL 15, 1996


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CB Financial Corporation, a Michigan corporation ("Company"), to be used at the Annual Meeting of Shareholders of the Company to be held on Monday, April 15, 1996, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The expense of solicitation of proxies will be paid by the Company. The Company's transfer agent, Harris Trust and Savings Bank, will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners of shares held of record by such persons and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material. Harris Trust, as agent, will solicit proxies on behalf of the Company. This Proxy Statement and form of Proxy are being first sent or given
to shareholders of the Company on or about March 15, 1996.   The mailing
address of the Company's agent is Harris Trust and Savings Bank, 311 W. Monroe Street, 24th Floor, P.O. Box 755, Chicago, Illinois, 60690-3504.

     The Board of Directors, in accordance with the Bylaws, has fixed the close of business on February 28, 1996 as the record date ("Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on the Record Date the outstanding number of voting securities of the Company was 2,801,053 shares of common stock, $7.50 par value per share. At the Annual Meeting each holder of common stock is entitled to one vote for each share of Common Stock held as of the Record Date on each proposal submitted to a vote.

     All votes will be tabulated by Harris Trust and Savings Bank. Abstentions and broker non-votes are each included in the number of shares present for purposes of determining a quorum. Shares as to which authority is withheld in the election of directors and any abstentions and broker non-votes will have no effect on the election of directors or any proposal requiring a majority of the votes cast for its approval.

     All shares represented by properly executed proxies received by the Company will be voted at the meeting in the manner specified in the proxy. If the proxy has no voting instructions in regard to any one or all proposals to be voted on, such shares will be voted in favor of the proposals presented at the meeting by the Board of Directors including the election of directors. Any proxy may be revoked by the person giving it at any time prior to such proxy being exercised.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information concerning those persons who, on February 28, 1996, were believed by the Company to be beneficial owners of more than 5% of the Company's common stock, and also sets forth information about the beneficial ownership of shares of common stock by all nominees for election as a director, all directors whose terms of office continue, the Company's chief executive officer and the other executive officer named in the Summary Compensation Table below, and all directors and executive officers of
the Company, as a group.   The information is based on data furnished by the
respective persons named. Except as noted, the beneficial owners exercise sole voting and investment powers over all shares indicated:


                                                              Number of Shares            % of
                                                              ----------------            ----
Name of Beneficial Owner                                           Owned               Outstanding
------------------------                                      ----------------       ----------------
City Bank and Trust Company                                       435,346              15.5     (1)
Harold P. Andrews                                                   5,423                *      (7)
Brian D. Bell                                                      24,034                *      (2,3)
Douglas L. Burdick                                                 21,293                *      (3,7)
James N. Franklin                                                   7,757                *      (3,7)
Sherwood M. Furman                                                  3,275                *      (3,7)
Alvin L. Glick                                                     30,344                *      (7)
Stephen J. Lazaroff                                                12,547                *      (3,7)
Philip G. Miller                                                   41,407               1.5     (3,6,7)
Steven W. Seely                                                     2,101                *      (5)
Monte R. Story                                                     10,490                *      (3,4,7)
All executive officers and directors as a group (11 persons)      161,827               5.9     (2,3,4,5,6,7)

*Less than 1%

NOTES:

(1) All shares are held in a fiduciary capacity, including 123,072 shares (4.4%) over which City Bank and Trust Company exercises sole voting and investment powers, 11,420 shares (.04%) as to which it shares voting and investment powers with others; and 300,854 shares (10.7%) as to which it has no voting powers. The address of City Bank and Trust Company is One Jackson Square, Jackson, Michigan 49201.

(2) Includes the equivalent of 14,078 shares held for the account of Mr. Bell by City Bank and Trust Company as trustee of the Bank's Retirement Savings Plan and 5,275 shares which are currently available to Mr. Bell upon exercise of options he holds.

(3) Includes shares as to which investment and voting powers are shared with spouses or other family members as follows: Mr. Bell - 1,096 shares; Mr. Burdick - 3,988 shares; Mr. Franklin - 2,000 shares; Mr. Furman - 308 shares; Mr. Lazaroff - 1,362; Mr. Miller - 2,126 shares; and Mr. Story - 774 shares.

(4) Includes 4,845 shares held in the profit sharing account of the law firm of which Mr. Story is Chairman.

(5) Includes the equivalent of 1,008 shares held for the account of Mr. Seely by City Bank and Trust Company as trustee of the Bank's Retirement Savings Plan.

(6) Includes 36,294 shares held by partnerships in which Mr. Miller is a partner.

(7) Includes shares covered by options granted under the Company's Non-qualified Stock Option and Deferred Compensation Plan for Independent Directors as follows: 736 to Mr. Andrews; 1,862 to Mr. Burdick; 672 to Mr. Franklin; 1,263 to Mr. Furman; 1,529 to Mr. Glick; 1,224 to Mr. Lazaroff; 556 to Mr. Miller; and 1,720 to Mr. Story. These options become exercisable upon the director's retirement from the Board.


                       MATTERS TO COME BEFORE THE MEETING


1)  ELECTION OF DIRECTORS

     The Bylaws of the Corporation allow the Board of Directors to establish the number of its members, and the Board has established the number for 1996 to be ten. The Bylaws further provide that directors shall be divided into three classes serving staggered three year terms, with each class to be as nearly equal in number as possible.

        Two directors will be elected at the meeting to hold office until the Annual Meeting of Shareholders to be held in 1999, or until their successors are elected and have been qualified. The following table sets forth information regarding the two nominees for election to the Board of Directors and the eight directors of the Company whose terms of office continue as shown below. Unless otherwise indicated thereon, proxies will be voted for the election of such nominees. If, as a result of circumstances not known or foreseen, any of such nominees shall be unavailable to serve as a director, proxies will be voted for the election of such other person or persons as the Board of Directors may select. The nominees receiving a plurality of votes cast at the meeting will be elected directors.


NAME AND AGE             PRINCIPAL OCCUPATION LAST 5 YEARS                                 DIRECTOR SINCE
-----------------------  ----------------------------------------------------------------  --------------
                         NOMINEES FOR ELECTION AS DIRECTORS UNTIL 1999 ANNUAL MEETING

Stephen J. Lazaroff, 42  President, Diversified Precision Products, Inc., manufacturer of
                         special cutting tools  (Jackson, Michigan)                               1993

Philip G. Miller, 49     President, Miller Tool & Die Co., a special machining and
                         manufacturing company (Jackson, Michigan)                                1993

                         DIRECTORS CONTINUING IN OFFICE UNTIL 1997 ANNUAL MEETING

Douglas L. Burdick, 59   Private Investor (Jackson, Michigan)                                     1981

James N. Franklin, 46    Vice President-General Manager, The Worthington Steel Company,
                         flat rolled steel sales and processing (Jackson, Michigan)               1995

Sherwood M. Furman, 59   President of Furman's, Incorporated, a retail clothing store
                         (Jackson, Michigan)                                                      1991

Steven W. Seely, 45      President, Chief Operating Officer of the Company
                         (Jackson, Michigan)                                                      1995

                         DIRECTORS CONTINUING IN OFFICE UNTIL 1998 ANNUAL MEETING

Harold P. Andrews, 63    Chairman, President and Chief Executive Officer, CM Ventures
                         Ltd., investments (Jackson, Michigan)                                    1995

Brian D. Bell, 58   Chairman and Chief Executive Officer of the Company;
                    and President and Chief Executive Officer of City
                    Bank and Trust Company, a wholly owned subsidiary of the
                    Company (Jackson, Michigan)                                    1983


Alvin L. Glick, 69  Chairman of the Board and Chief Executive Officer of Alro
                    Steel Corporation, a steel service center (Jackson, Michigan)  1990

Monte R. Story, 64  Chairman of the Board of Farhat, Story and Kraus, P.C.,
                    attorneys (East Lansing, Michigan)                             1984



     Mr. Andrews, prior to 1994, was Chairman and Chief Executive Officer of Camshaft Machine Company, a manufacturer of automotive parts, in Jackson, Michigan. Mr. Seely, prior to 1995, was Vice President of NBD Bancorp, Inc., a financial services company headquartered in Detroit, Michigan.


2)   RATIFICATION OF INDEPENDENT AUDITORS

     Unless otherwise indicated thereon, proxies will be voted at the meeting in favor of the ratification of Arthur Andersen LLP as the Company's independent auditors to audit the books and accounts of the Company and its subsidiaries for the year ending December 31, 1996. The Board of Directors has appointed such firm, which acted as independent auditors for the Company and subsidiaries in 1995, subject to ratification of the shareholders. Arthur Andersen LLP has provided auditing and accounting services to City Bank & Trust Company for more than 20 years and acted as independent auditors for such bank prior to its reorganization in 1981. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will be afforded an opportunity to make a statement if they so desire and to make themselves available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND THE RATIFICATION OF THE INDEPENDENT AUDITORS.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has established an Executive Committee which may exercise powers and authorities of the Board in managing the business and affairs of the Company including the nomination of directors. The members were D.L. Burdick, chairman, B.D. Bell, A.L. Glick, and M.R. Story. The Committee met once in 1995 with all members attending.

     The Company's Board of Directors has established an Audit Committee. The functions of the Audit Committee include recommending the engagement of the Company's independent auditors, reviewing the plan and scope of the audit proposed by such auditors and reviewing the results of such audits. The Audit Committee also reviews and establishes the Company's internal accounting and financial controls. Committee members were S.M. Furman, chairman, S.J. Lazaroff, P.G. Miller and M.R. Story. The committee met four times in 1995 with all members attending.

     The Company's Board of Directors has established a Compensation Committee. This committee is responsible for determining or reviewing compensation of senior management of the Company and its subsidiary banks and the awarding of stock options to officers of the Company and subsidiary banks. The committee members were D.L. Burdick, chairman, S.M. Furman, A.L. Glick, and S.J. Lazaroff. Mr. Lazaroff became a committee member in September, 1995. This committee met four times in 1995 with all members attending.

     The Board of Directors met a total of twelve times in 1995 with all directors attending at least 75% of these meetings. Non-employee directors received compensation of $500 per board meeting attended, a $2,500 annual retainer and $400 for each committee meeting attended, with committee chairmen receiving $500 for each meeting attended.

     Under the Non-qualified Stock Option and Deferred Compensation Plan for Independent Directors, approved by shareholders in 1992, non-employee directors may elect to defer part or all of their directors' fees annually. If a director elects to defer fees under the plan, amounts deferred are converted each May 1 into an option to purchase the number of shares of common stock of the Company equal to the total amount of fees deferred during the preceding 12-month period divided by the fair market value of a share of common stock on May
1. A director who participates in the plan is credited annually with an amount representing dividends on the total amount of options granted together with interest on such dividend earnings. Amounts deferred are payable after a director reaches mandatory retirement age. Options are not exercisable until the director no longer serves as a director of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows the compensation paid in all capacities by the Company and its subsidiaries during fiscal years 1995, 1994 and 1993 to the chief executive officer and the other executive officer of the Company whose salary and bonus for 1995 exceeded $100,000.




                                                          Annual Compensation                 Long-Term
                                        ---------------------------------------------------  Compensation
                                                                                                Awards
                                                                                             ------------
                                                                                              Securities
Name and                                                                Other Annual          Underlying          All Other
Principal Position              Year    Salary ($)    Bonus ($)(1)    Compensation ($)(2)     Options (#)     Compensation ($)(3)
----------------------------------------------------------------------------------------------------------------------------------
Brian D. Bell                   1995      200,000        -0-               4,147                 5,180              19,207
Chairman and Chief              1994      195,385       42,000             1,855                 5,425              19,240
Executive Officer               1993      185,661       64,293             1,878                 5,200              29,222
of CB Financial
Corporation; President
and Chief Executive
Officer of City Bank
and Trust Company

Steven W. Seely                 1995      143,795        -0-               4,251                 2,500               -0-
President and Chief
Operating Officer
of CB Financial
Corporation

(1) Cash bonuses from the executive incentive compensation plan for services rendered in fiscal years 1995, 1994, and 1993, have been listed in the year earned, but were actually paid in the following fiscal year. The executive incentive compensation bonus is calculated on the operating results of the Company and its subsidiary banks and the performance of the individuals.

(2) The value of Company provided automobiles and personal use of country club memberships.

(3) Effective January 1, 1993, the company's subsidiaries each replaced its profit sharing plan with a Money Purchase Pension Plan and a 401-K Plan. Under the Money Purchase Pension Plan, each eligible participant received 8% of his qualifying salary and bonus. Under the 401-K Plan, each eligible employee could elect to contribute into a 401-K plan account with the company matching of 1.5%, up to a maximum of 6%, of salary deferred by each employee. The amount contributed to the Money Purchase Pension Plan was $17,061.60 for Mr. Bell. The amount of company matching in the 401-K Plan for Mr. Bell was $2,145.

SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT

     The Company has established a Supplemental Retirement Benefit Agreement with Mr. Bell. The Agreement provides an annual retirement benefit on or after age 62 equal to 10 percent of Mr. Bell's final average compensation. Under the Agreement, compensation is the average annual compensation for any three calendar years falling within the final five years of employment that results in the highest average amount, and compensation is determined by reference to base salary and incentive bonus awards during a calendar year. The estimated annual benefit payable to Mr. Bell should he retire at age 62 will be an annual amount equal to $28,500. No other executive officer is covered by the Agreement.

OPTIONS GRANTED IN 1995 FISCAL YEAR

     The following table presents information concerning the stock options granted to the named executives under the CB Financial Corporation 1992 Employee Stock Option Plan (the "Stock Option Plan") during 1995 and the potential realizable value for the stock options granted based on future market appreciation assumptions.

                                                                                    Potential Realizable
                                                                                      Value at Assumed
                                                                                      Annual Rates of
                                                                                        Stock Price
                                                                                     Individual Grants
                                                                                   Appreciation for Option
                                         Individual Grants                                Term (1)
                 ----------------------------------------------------------------  -----------------------
                                        % of Total
                 Number of              Options Granted  Exercise
                 Securities Underlying  to Employees     Price Per     Expiration
                 Options Granted (2)    in Fiscal Year   Share ($)(3)  Date        0%($)   5%($)   10%($)
                 ---------------------  ---------------  ------------  ----------  -----  -------  -------
Brian D. Bell        5,180                 33.0          31.125        5-1-2005    -0-    101,399  256,954

Steven W. Seely      2,500                 15.9          30.500        3-1-2005    -0-    47,950   121,525


(1) The potential realizable value is reported net of the option exercise price, but before income taxes associated with the exercise. The estimated amounts presented represent assumed annual compounded rates of appreciation from the date of grant through the expiration of the options. Actual gains on exercise, if any, are dependent on the future performance of the common stock. The 5% and 10% rates of appreciation would result in per share prices of $50.70 and $80.73, respectively, for the options granted at $31.125 per share and $49.68 and $79.11, respectively, for options granted at $30.50 per share.

(2) The options were granted on March 1, 1995 and May 1, 1995 and are exercisable for one-third of the shares in 1996, two-thirds of the shares in 1997, and all shares in 1998. In the event of a change in control of the Company, any outstanding options granted under the Stock Option Plan shall immediately become exercisable in full, regardless of any installment provision applicable to such option.

(3) The exercise price shown represents the average of the daily average of the bid and asked prices for shares of common stock of the Company as reported in the Jackson Citizen Patriot for the ten business days preceding the grant date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     Shown below is information with respect to the unexercised options to purchase the Company's common stock granted in aggregate under the Stock Option Plan to the named officers and held by them at December 31, 1995.



                                                                            Value of Unexercised
                          Number of Unexercised                               In-the-Money Options
                     Options Held at Fiscal Year-End                        at Fiscal Year-End ($)(1)
                     --------------------------------                       -------------------------
                   Exercisable              Unexercisable                 Exercisable   Unexercisable
                   -----------              -------------                 -----------   -------------
Brian D. Bell        5,275                      10,530                         867         12,305

Steven W. Seely      -0-                         2,500                         -0-          7,500



(1) The value shown is based on the market price of the common stock at December 31, 1995 less the applicable exercise price.


CHANGE OF CONTROL AGREEMENT


     The Company has entered into a Change of Control Agreement with its President and Chief Operating Officer, Steven W. Seely. Under the Agreement, if Mr. Seely is involuntarily terminated other than for cause, if his duties are or his principal place of employment is changed or if his compensation is reduced during a period of up to two years following a change of control of the Company, the Company will pay Mr. Seely a specified severance amount. Under the Agreement, the severance amount will equal two times the greater of Mr. Seely's annual base salary upon the change of control or upon termination, plus continuation of coverage by the Company's medical and dental insurance plans for 24 months. The Agreement defines change of control as the occurrence of any one of the following: (i) a person or group acquires beneficial ownership of 30% or more of the voting power of the Company's outstanding securities; (ii) as a result of any one of certain business combination or acquisition transactions, a majority of the Board of Directors changes; (iii) as the result of a business combination transaction, less than 70% of the Company's voting securities are owned by former non-affiliate shareholders of the Company; and (iv) the Company transfers substantially all of its assets to another corporation which is not a wholly owned subsidiary of the Company.



     NOT WITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITY EXCHANGE ACT OF 1934, AS AMENDED, THAT IT MIGHT INCORPORATE IN FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 10 SHALL NOT BE INCORPORATED BY REFERENCE IN ANY SUCH FILINGS.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors ("Committee"), composed of four non-employee directors, is responsible for establishing the base salaries of the Company's Chairman and Chief Executive Officer, Mr. Bell, as well as the Company's other executive officers. The Committee is also responsible for establishing and administering the terms and policies of the Company's incentive compensation plan and the Stock Option Plan.

Compensation Principles

     The Company's executive compensation program is designed to be closely linked to corporate performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent to the Company's business strategies, to provide a compensation package that recognizes individual contributions, as well as overall business results, and to link executive and shareholder interests through equity based plans.

     Each year the Committee conducts a full review of the Company's executive compensation program. This review includes comparing the Company's executive compensation, return on average assets, return on average equity, growth of assets and overall corporate performance to peer groups of financial institutions and financial institution holding companies, including those that represent the Company's most direct competitors for executive talent. The peer groups used for compensation analysis are generally not the same as the peer group index in the performance graph included in this Proxy Statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in peer groups reviewed to compare shareholder returns. The annual compensation reviews permit an ongoing evaluation of the link between the company's performance and its executive compensation in the context of the compensation programs of other comparable companies.

     The Committee determines the compensation of Mr. Bell and other executive officers and sets policies for and reviews the compensation awarded to other corporate and affiliate officers. This is designed to insure consistency throughout the executive compensation program.

     The key elements of the Company's 1995 executive compensation consisted of base salary and the opportunity for annual incentive bonuses. The Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Bell, are discussed below. In addition, while the elements of the compensation described below are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individuals, including pension benefits, insurance and other benefits.

Base Salaries

     The base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive market place for executive talent, including a comparison to base salaries for comparable positions at other companies.

     Annual salary adjustments are determined by evaluating the performance of the Company and of each executive officer, and also take into account new responsibilities. In the case of officers with responsibilities for particular bank subsidiaries, such subsidiary's financial results are also considered.
The Committee, where appropriate, also considers other performance measures such as growth of assets, quality of loan portfolio, capital position, and relations with customers and employees.

     With respect to the base salary granted to Mr. Bell in 1995, the Committee took into account Mr. Bell's recommendation that his base salary not be increased from its 1994 level of $200,000. It also considered a comparison of the base salaries of chief executive officers of peer companies and its assessment of Mr. Bell's individual performance. As a result of this review, Mr. Bell's base salary for 1995 was maintained at $200,000.

Incentive Bonuses

     Executive officers are eligible to receive an annual cash bonus under an incentive compensation plan which seeks to give executive officers an incentive to improve the overall profitability and growth of each of the Company's subsidiary banks and to compensate executives who contribute by their ability, industry and ingenuity to the management and successful operation of the Company's subsidiaries.
                                       8

     Each year the Committee determines the key executives who are eligible to participate in the incentive compensation plan for that year, the percentage of salary that each executive might receive as an incentive if, in the judgment of the Committee, performance measures are achieved, the threshold and target levels of the performance measures and the relative importance of the performance measures. In 1995 the performance measures utilized were the return on average assets and growth of assets of the Company's subsidiary banks. Generally, if the executive officers qualify for bonuses, the bonuses can range between 10% and 50% of an executive's annual salary.

     Based upon the Committee's judgment as to the overall performance of the Company in 1995, no cash incentive bonuses were paid.


Stock Options

     Under the Stock Option Plan, which was approved by shareholders in 1992, stock options may be granted to the executive officers. The purpose of the Stock Option Plan is to advance the interest of the Company and its shareholders by providing key employees of the Company and its subsidiary banks, upon whose judgment, initiative and efforts the successful conduct of the business largely depends, with an additional incentive to perform in a superior manner, as well as to attract and retain people with experience and ability. The Committee is authorized to determine the size of stock option awards, the officers or employees who receive them, and the conditions under which they will be granted.

     Stock options are designed to align the interests of executives with those of the shareholders. Stock options are granted with an exercise price equal to or greater than the market price of the common stock on the date of grant and vest over a number of years. This approach is designed to incentivize the creation of shareholder value over the long term. Consequently, recipients of options realize compensation from options only to the extent the Company's stock price increases.

     Stock options granted under the Stock Option Plan in 1995 are reported in the table on page 6. Consistent with past and continuing practice of the Committee, the size of stock options granted in 1995 was based on part on 1994 corporate performance.


Conclusion

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. In 1995, as in previous years, between 10% and 40% of the Company's executive compensation consisted of performance-based variable elements. In the case of Mr. Bell, approximately 21% of his 1995 compensation consisted of performance-based variable elements. The Committee intends to continue the policy of linking executive compensation to corporate performance, recognizing that the ups and downs of the business cycle from time to time may result in imbalance during particular periods.



                                   Douglas L. Burdick, Chairman
                                   Alvin L. Glick
                                   Sherwood M. Furman
                                   Stephen J. Lazaroff

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bell serves as a director of Alro Steel Corporation. Mr. Glick, the Chairman and Chief Executive Officer of Alro Steel Corporation, serves as a member of the Executive Committee and Compensation Committee of the Company. As described under the caption "Related Transactions", the subsidiary banks have had, and expect to have in the future, banking transactions in the ordinary course of business with the Company's directors, officers and their associates, including Mr. Glick and his associates, on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the time for comparable transactions with others.

PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's common stock for the last five fiscal years with the cumulative total return on the Nasdaq Stock Market (US) Index, which is comprised of all United States common shares traded on the Nasdaq Stock Market and the Nasdaq Bank Index, which is comprised of banks and bank holding company common shares traded on the Nasdaq Stock Market, over the same period. The graph assumes the investment of $100 in the Company's common stock, the Nasdaq Stock Market (US) Index on December 31, 1990 and the reinvestment of all dividends. The shareholder return shown on the graph is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG CB FINANCIAL CORPORATION, THE NASDAQ STOCK MARKET-US INDEX
                           AND THE NASDAQ BANKS INDEX


                                   [LINE GRAPH]


                             Dec-90   Dec-91   Dec-92   Dec-93   Dec-94   Dec-95
CB Financial Corporation      100      111       158     198      190      220
NASDAQ Stock Market - US      100      161       187     215      210      296
NASDAQ Banks                  100      164       239     272      271      404

* $100 invested on 12/31/90 in stock or index - including reinvestment of dividends Fiscal year ending December 31.

                             ADDITIONAL INFORMATION


RELATED TRANSACTIONS

     Since January 1, 1994 the subsidiary banks have had, and expect to have in the future, banking transactions in the ordinary course of business with the Company's directors, officers and their associates, on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the time for comparable transactions with others. The Company believes that all such transactions during 1995 were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than a normal risk of collectibility or present other unfavorable features.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITY EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten-percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Company, the Company believes that, in 1995, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with; except Mr. Lazaroff and Mr. Seely each filed one report late.

OTHER MATTERS AND SHAREHOLDERS' PROPOSALS

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the person named in the accompanying proxy to vote in accordance with their judgment on such matters. Any proposals of shareholders to be presented at the 1997 Annual Meeting which are eligible for inclusion in the Company's Statement for that meeting under applicable rules of the Securities and Exchange Commission must be received by the Company no later than November 15, 1996.


















Jackson, Michigan
March 15, 1996

                           CB FINANCIAL CORPORATION
PROXY                                                                    PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Messrs. D.L. Burdick and S.M. Furman, or either of them, proxy for the undersigned, with full power of substitution to vote all shares of common stock of CB Financial Corporation registered in the name of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Country Club of Jackson, 3135 Horton Road, Jackson, Michigan on April 15, 1996 at 3:00 p.m., Michigan time, and at any adjournment thereof, as indicated on the proposals described in the proxy statement and all other matters properly coming before the meeting.

          The Board of Directors recommends a vote FOR items 1 and 2.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE

                (Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------
                           CB FINANCIAL CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                                                                               ]
                                                    FOR ALL (Except
                                                    Nominee(s)
                                     For  Withheld  written below                                          For  Against  Abstain
1. Election of Directors to serve    / /    / /       / /          2. Ratification of the appointment of   / /    / /      / /
   for a term expiring in 1999;                                       Arthur Andersen LLP to audit the
   Nominees: Stephen J. Lazaroff                                      books and accounts of the Company
   and Philip G. Miller.                                              for the year ending December 31, 1996.

                                                                   3. In their discretion, the proxies are authorized to
                                                                      vote on such other matters as may properly come
                                                                      before the meeting or any adjournment thereof.

                                                                      This proxy when properly executed will be voted in the
                                                                      manner directed herein by the undersigned stockholder(s).
                                                                      If no direction is given, this proxy will be voted FOR
                                                                      Proposals 1 and 2.

                                                                                   Dated:__________________________________, 1996.

                                                                   Signature(s) _________________________________________________

                                                                   ______________________________________________________________
                                                                             Please sign exactly as name appears hereon.
                                                                                     Joint owners should each sign.
                                                                             Where applicable, indicate official position or
                                                                                        representative capacity.
